                                                              EXHIBIT (M)(8)(IV)

               FOURTH AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                      BETWEEN CITISTREET LLC AND GMO TRUST

     THIS AMENDMENT, dated as of the 1st day of July 2005, by and between Citistreet LLC ("Citistreet") and GMO Trust, on behalf of each fund listed on Attachment A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, Citistreet and GMO Trust heretofore entered into an agreement dated October 31, 2001, as amended (the "Agreement"); and

     WHEREAS, Citistreet and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 18 thereof.

     NOW THEREFORE, in consideration of the above premises, Citistreet and GMO Trust hereby amend the Agreement as follows:

     1) Amending and restating Attachment A in its entirety as attached hereto effective as of September 16, 2005.

     IN WITNESS WHEREOF, Citistreet and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

CITISTREET LLC                          GMO TRUST, ON BEHALF OF EACH FUND ON
                                        ATTACHMENT A, SEVERALLY AND NOT JOINTLY


By: /S/ Nicholas Katsikis               By: /S/ David L. Bohan
    ---------------------------------       ------------------------------------
Name: Nicholas Katsikis                 Name: David L. Bohan
Title: CFO                              Title: Vice President
Date: 8/30/05                           Date:
                                              -------------

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                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

NAME OF FUND                                        APPLICABLE FEE
------------                                        ---------------
GMO Foreign Fund - Class III                        In consideration of the services provided by
                                                    Citistreet under this Agreement, no compensation
                                                    shall be paid.

GMO International Intrinsic Value Fund -- Class M   In consideration of the services provided by
                                                    Citistreet under this Agreement, Fund will pay to
                                                    Citistreet a fee*, computed daily and paid
                                                    quarterly in arrears, equal to 0.35% per annum of
                                                    the average daily value of the total number of
                                                    shares of the Fund held in accounts at Citistreet.

* The Fund will pay Citistreet such fee within 30 days after the end of each quarter. For purposes of this Attachment A, the average daily value of the shares of the Fund will be based on the NAV reported by the Fund to Citistreet.